EXHIBIT 23.3





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



   We consent to the incorporation by reference in this Registration Statement on Form S-8 of Calpine Corporation pertaining to the Calpine Corporation Retirement Savings Plan of our reports dated March 10, 2003 (October 21, 2003 as to paragraph two of Note 10 and March 22, 2004 as to paragraphs six and eight of
Note 10) relating to the consolidated financial statements of Calpine Corporation as of December 31, 2002 and for the years ended December 31, 2002 and 2001 (which reports express an unqualified opinion and include emphasis relating to the adoption of new accounting standards in 2002 and 2001 and divestitures) and our report dated June 12, 2002, relating to the 2001 financial statements of the Calpine Corporation Retirement Savings Plan, appearing in Calpine Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 and in the Annual Report on Form 11-K of the Calpine Corporation Retirement Savings Plan for the year ended December 31, 2002, respectively.




                                        /s/   DELOITTE & TOUCHE LLP



San Jose, California
May 13, 2004